UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2014

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Shareholders of Camden National Corporation was held on April 29, 2014 at the Point Lookout Conference Center, 67 Atlantic Highway, Lincolnville, Maine.  At the Annual Meeting, there were present in person or by proxy 6,255,923 shares of the Company’s common stock, representing approximately 83% of the total outstanding eligible votes.  The following is a brief description of each matter voted on at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter.

1.  Election of three persons to the Board of Directors, each to serve a three-year term and until his or her successor is elected and qualified:

	For	Withheld	Broker Non-Vote
Craig S. Gunderson	4,768,757	76,337	1,410,830
John W. Holmes	4,769,925	75,168	1,410,830
John M. Rohman	4,762,396	82,698	1,410,830

The other directors that continued in office after the Annual Meeting are as follows:

Term expires 2015	Term expires 2016
Ann W. Bresnahan	David C. Flanagan
Gregory A. Dufour	James H. Page, Ph.D.
S. Catherine Longley	Robin A. Sawyer, CPA
Karen W. Stanley

2.  Non-binding advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay”):

For	Against	Abstentions	Broker Non-Vote
4,549,449	212,327	83,317	1,410,830

3.  Ratification of the appointment of Berry, Dunn, McNeil & Parker, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2014:

For	Against	Abstentions
6,185,635	62,616	7,672

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2014

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Financial Officer and Principal Financial & Accounting Officer